QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omnicell, Inc. 1992 Equity Incentive Plan, 1995 Management Stock Option Plan, 1999 Equity Incentive Plan and 1997 Employee Stock Purchase Plan of our report dated February 26, 2001 (except for Note 18 and 19, as to which the date is August 3, 2001), with respect to the consolidated financial statements and schedule of Omnicell, Inc. for the year ended December 31, 2000 included in the Registration Statement (Form S-1 No. 333-57024) and related Prospectus of Omnicell, Inc. filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
August 14, 2001

QuickLinks

  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS